EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-114149, 333-123495, 333-132583, 333-141376, 333-149703 and 333-158160) of Cutera, Inc. of our report dated March 15, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 15, 2011